UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CONVERSION SERVICES INTERNATIONAL, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which the transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CONVERSION SERVICES INTERNATIONAL, INC.
100 Eagle Rock Avenue
East Hanover, New Jersey 07936
(973) 560-9400

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
OF OUR MAJORITY STOCKHOLDERS

To the Common Stockholders of Conversion Services International, Inc.:

We are circulating an Information Statement to inform our stockholders about stockholder action which has been approved by written consent of stockholders of Conversion Services International, Inc. (the “Company” or “CSI”) who hold 56% (in excess of a majority) of the voting power of our common stock, par value $0.001 per share (the “Common Stock”). Such stockholder action has approved: (i) a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) pursuant to which the authorized Common Stock of the Company under the Certificate of Incorporation, as amended, will be increased from 100,000,000 shares up to 200,000,000 shares of such Common Stock (the “Authorized Common Stock Increase”), to be effective as of the filing of the Certificate of Amendment with the Delaware Secretary of State, attached hereto as Appendix A, and (ii) as required by the rules of the American Stock Exchange, the issuance of a $4,000,000 convertible note and corresponding warrant that, upon exercise and conversion thereof, would result in the issuance in an aggregate amount greater than 20% of our outstanding shares of our Common Stock (the “Transaction”).

We attach an Information Statement describing the stockholder action by written consent (approving the Authorized Common Stock Increase and the Transaction), which stockholder action was taken pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. No action is required by you. The Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the stockholder action approving the Authorized Common Stock Issuance and the Transaction is expected to become effective twenty (20) calendar days following the mailing of the Information Statement, or as soon thereafter as is reasonably practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

March [__], 2007	Scott Newman
President, Chief Executive Officer and Chairman

CONVERSION SERVICES INTERNATIONAL, INC.
100 Eagle Rock Avenue
East Hanover, New Jersey 07936
(973) 560-9400

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the holders of record as of the close of business on March 1, 2007 of shares of common stock, par value $0.001 per share (the “Common Stock”) of Conversion Services International, Inc., a Delaware corporation (the “Company” or “CSI”) to notify such stockholders that on February 27, 2007, the Company received written consents in lieu of a meeting of stockholders from holders of more than a majority of the shares of Common Stock representing in excess of approximately 56% of the total votes of the Company (the “Majority Stockholders”), approving: (i) a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) pursuant to which the authorized Common Stock of the Company under the Certificate of Incorporation, as amended, will be increased from 100,000,000 shares up to 200,000,000 shares of such Common Stock (the “Authorized Common Stock Increase”), to be effective as of the filing of the Certificate of Amendment with the Delaware Secretary of State, attached hereto as Appendix A, and (ii) as required by the rules of the American Stock Exchange, the issuance of a $4,000,000 convertible note and corresponding warrant that upon exercise and conversion thereof would result in the issuance in an aggregate amount greater than 20% of our outstanding shares of our Common Stock (the “Transaction”).

The Board of Directors has fixed the close of business on March 1, 2007 as the record date for determining the stockholders entitled to notice of the foregoing, and has unanimously approved the Authorized Common Stock Increase and the Transaction, as have the Majority Stockholders. Accordingly, your approval is not required and is not being sought. On the “record date”, 53,480,153 shares of our Common Stock were issued and outstanding. The Common Stock constitutes the sole outstanding class of voting securities of CSI. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. Because stockholders collectively holding at least a majority of the voting rights of our outstanding Common Stock as of the record date have voted in favor of each of the proposals or actions, no other stockholder consents will be solicited in connection with this Information Statement. Pursuant to Rule 14c-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”), each of the actions will not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected in April 2007.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO
CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Please read this Information Statement carefully. It describes the essential terms of, and contains certain information concerning, the Authorized Common Stock Increase and the Transaction. Additional information about the Company is contained in its periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

[remainder of page intentionally left blank]

AUTHORIZED COMMON STOCK INCREASE AND THE TRANSACTION

General

The Information Statement is furnished only to inform the Company’s stockholders of the actions described below before they take place. Your vote is not required to approve any of the actions as set forth herein. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting.

Pursuant to the rules and regulations promulgated by the SEC under the Exchange Act, including Rule 14c-2 promulgated thereunder, an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company’s stockholders. This Information Statement was first mailed on or around March [__], 2007 to the Company’s stockholders of record as of March 1, 2007 (the “Record Date”). The actions described below will be effective no sooner than approximately [March __], 2007, which is twenty days after the estimated date on which this Information Statement will first be mailed to the Company’s stockholders.

This Information Statement has been prepared by the Company’s management, and the entire cost of furnishing this Information Statement will be borne by us. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s voting securities held of record by them and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Board of Directors and Stockholders Approval

The Company’s Board of Directors has unanimously approved the actions described herein.

As of the Record Date, the Company had 53,480,153 shares of Common Stock issued and outstanding. As of this same date, stockholders representing 29,817,279 shares of Common Stock, or approximately 56% of the issued and outstanding shares of Common Stock, have approved the actions described herein. No further vote of the stockholders is required for the Company to approve the actions. No payment was made to any person in consideration of their executing the Written Consent. Stockholders who did not consent to the actions described herein are not entitled to dissenter’s rights under Delaware law.

Notwithstanding the approval of the actions described herein by the Company’s Board of Directors and a majority of the Company’s stockholders, the Company’s Board of Directors may, in its sole discretion, determine not to implement such actions.

The Board of Directors and the Majority Stockholders have approved a Certificate of Amendment to the Certificate of Incorporation of the Company pursuant to which the authorized Common Stock of the Company under the Certificate of Incorporation, as amended, will be increased from 100,000,000 shares up to 200,000,000 shares of such Common Stock, to be effective as of the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State, attached hereto as Appendix A. The Authorized Common Stock Increase would become effective on any date selected by the Board of Directors prior to the next annual meeting of stockholders.

In determining the Authorized Common Stock Increase, the Board of Directors and the Majority Stockholders contemplated the Transaction. In the Transaction, investors received a promissory note convertible into 13,333,333 shares of Common Stock and a warrant to purchase 13,333,333 shares of Common Stock at an exercise price of $0.33 in exchange for $4,000,000 (the “Note and Warrant”). Approximately $3,700,000 of the money received has been or will be used to retire certain debt owed to Laurus Master Fund, Ltd. (“Laurus”), and Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, the “Sands Funds”). The Board of Directors also considered several factors, including the historical and projected performance of the Company’s Common Stock, prevailing market conditions, general economic trends, the future needs of the Company, and the impact of the Authorized Common Stock Increase on investor interest.

American Stock Exchange Regulations

The Common Stock is listed on the American Stock Exchange (“AMEX”) and the Company is subject to the rules and requirements set forth in the AMEX Company Guide. Under Section 713(a) of the AMEX Company Guide, the Company was required to obtain prior stockholder approval of the issuance of securities in any private transaction involving (i) the issuance of shares of Common Stock (or securities convertible into or exercisable for Common Stock) for less than the greater of book or market value of Common Stock which together with sales by the Company’s officers, directors or principal stockholders equals 20% or more of the Common Stock outstanding before such issuance or (ii) the issuance of shares of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of our Common Stock outstanding before the issuance for less than the greater of book or market value of the Common Stock. The securities to be issued in the Transaction may be issued at a discount to the market price of the Common Stock, if fully exercised and converted, such securities would constitute more than 20% of the number of shares of the Common Stock outstanding. The stockholder approval by written consent will become effective on the twentieth (20th) day following the date on which this Information Statement is first sent or given to all common stockholders, or as soon thereafter as is reasonably practicable.

The noteholders have acknowledged and agreed that the Common Stock into which the Notes and Warrants may be converted will not be issued in an amount in excess of the number of shares that may be permitted under the AMEX rules until the listing of the Common Stock underlying the Notes and Warrants have been authorized by the AMEX.

Issuance of the Common Stock into which the Notes and Warrants may be converted will result in dilution to existing stockholders, but will not otherwise materially affect existing common stockholders’ rights as stockholders.

Interests of Certain Persons in the Authorized Common Stock Increase and the Transaction

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposals to effectuate the Authorized Common Stock Increase and the Transaction and take all related actions which are not shared by all other holders of the Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date will be entitled to notice of the actions described in this Information Statement. As of the Record Date, there were 53,480,153 shares of Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote, and 39,000 shares of preferred stock outstanding (19,000 shares of Series A Convertible Preferred Stock and 20,000 shares of Series B Convertible Preferred Stock). Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

VOTE REQUIRED

We are required to obtain the affirmative vote of at least a majority of the issued and outstanding shares of Common Stock when obtaining stockholder approval by written consent in lieu of a meeting, in order to effect the actions described herein. That vote has already been obtained by written consent of the Majority Stockholders with respect to each of such actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, the Company’s authorized capitalization consisted of: (i) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share; and (ii) One Hundred Million (100,000,000) shares of Common Stock.

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, the Company’s only class of outstanding voting securities as of the Record Date by: (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner(1)(2)	Amount of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Beneficially Owned
Scott Newman(3)	19,619,385	36.7%
Glenn Peipert(4)	10,281,227	19.2%
William Hendry(5)	30,000	*
William McKnight(6)	829,091	1.6%
Bryan Carey (7)	41,666	*
Lawrence K. Reisman(8)	26,666	*
Frederick Lester(9)	0	*
Thomas Pear(10)	200	*
Robert C. DeLeeuw(11)	6,558,334	12.0%
All directors and officers as a group (8 persons)	30,828,235	57.5%
--------------------------------------------
* Represents less than 1% of the issued and outstanding Common Stock.

(1)	Each stockholder, director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him, unless otherwise indicated.

(2)	All addresses are c/o Conversion Services International, Inc., 100 Eagle Rock Avenue, East Hanover, New Jersey 07936.

(3)	Mr. Newman is the Company’s President, Chief Executive Officer and Chairman of the Board.

(4)
Mr. Glenn Peipert is the Company’s Executive Vice President, Chief Operating Officer and Director. Consists of an option to purchase 83,333 shares of Common Stock granted on November 16, 2005, and expiring on November 16, 2010, at an exercise price of $0.83 per share, and does not include an option to purchase 166,667 shares of Common Stock which vest as follows: (i) 83,333 on November 16, 2007 and (ii) 83,334 on November 16, 2008.

(5)
Mr. William Hendry is the Company’s Vice President, Chief Financial Officer and Treasurer. Consists of an option to purchase 20,000 shares of Common Stock granted on May 28, 2004, and expiring on May 28, 2014, at an exercise price of $3.00 per share, and does not include an option to purchase 10,000 shares of Common Stock, which shall vest on May 28, 2007.  Consists of an option to purchase 10,000 shares of Common Stock granted on November 16, 2005, and expiring on November 16, 2015, at an exercise price of $0.83 per share, and does not include an option to purchase 20,000 shares of Common Stock which vest as follows: (i) 10,000 on May 16, 2007 and (ii) 10,000 on May 16, 2008. Does not include an option to purchase 150,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 50,000 on October 10, 2007, (ii) 50,000 on October 10, 2008 and (iii) 50,000 on October 10, 2009.

(6)	Mr. McKnight is the Company’s Senior Vice President - Data Warehousing.

(7)
Mr. Carey is the Company’s Senior Vice President - Strategic Consulting. Consists of an option to purchase 41,666 shares of Common Stock granted on November 16, 2005, and expiring on November 16, 2015, at an exercise price of $0.83 per share, and does not include an option to purchase 83,334 shares of Common Stock which vest as follows: (i) 41,666 on May 16, 2007 and (ii) 41,668 on May 16, 2008. Does not include an option to purchase 150,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 50,000 on October 10, 2007, (ii) 50,000 on October 10, 2008 and (iii) 50,000 on October 10, 2009.

(8)
Mr. Reisman is a Director. Consists of an option to purchase 20,000 shares of Common Stock granted on May 28, 2004, and expiring on May 28, 2014, at an exercise price of $3.00 per share, and does not include an option to purchase 10,000 shares of Common Stock, which shall vest on May 28, 2007.  Consists of an option to purchase 6,666 shares of Common Stock granted on November 16, 2005, and expiring on November 16, 2015, at an exercise price of $0.83 per share, and does not include an option to purchase 13,334 shares of Common Stock which vest as follows: (i) 6,666 on November 16, 2007 and (ii) 6,668 on November 16, 2008. Does not include an option to purchase 25,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 8,333 on October 10, 2007, (ii) 8,333 on October 10, 2008 and (iii) 8,334 on October 10, 2009.

(9)
Mr. Lester is a Director.  Does not include an option to purchase 25,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 8,333 on October 10, 2007, (ii) 8,333 on October 10, 2008 and (iii) 8,334 on October 10, 2009.

(10)
Mr. Pear is a Director. Does not include an option to purchase 25,000 shares of Common Stock granted on October 10, 2006, and expiring on October 10, 2016, at an exercise price of $0.25, which vests as follows: (i) 8,333 on October 10, 2007, (ii) 8,333 on October 10, 2008 and (iii) 8,334 on October 10, 2009.

(11)
Mr. DeLeeuw was formerly the Company’s Senior Vice President and director. Includes a fully vested option to purchase 250,000 shares of Common Stock granted on November 16, 2005 and expiring on November 16, 2015 at an exercise price of $0.83 per share. Also includes a fully vested option to purchase 1,000,000 shares of Common Stock granted on January 9, 2006 and expiring on January 9, 2016 at an exercise price of $0.46 per share.

PURPOSE AND MATERIAL EFFECTS OF THE STOCKHOLDER ACTION

The Board of Directors and the Majority Stockholders believe that the increased authorized number of shares of Common Stock contemplated by the Authorized Common Stock Increase is desirable to make available shares of Common Stock to complete the Transaction, as well as for future issuance by allowing the Company greater flexibility with respect to general corporate purposes and in considering potential future actions involving the issuance of stock, including, without limitation, raising capital, acquisitions of companies or assets, for strategic transactions, sales of stock or securities convertible into Common Stock, stock dividends or splits, and potentially providing equity incentives to employees, officers and directors. The Board of Directors also believes that an increased authorized number of shares of Common Stock would be desirable to make additional unreserved shares of Common Stock available for issuance or reservation without further stockholder authorization, except as may be required by law or by the rules of AMEX. As described above, the AMEX Company Guide requires stockholder approval as a prerequisite to approval of applications to list additional shares to be issued where the present or potential issuance of Common Stock (or securities convertible into Common Stock) could result in an increase in outstanding common shares of 20% or more.

Authorizing the Company to issue more shares than currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of the holders of shares of Common Stock. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to the stockholders and do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of any class of capital stock. The additional shares of Common Stock for which authorization is sought are identical to the shares of Common Stock now authorized. However, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on equity and voting power of existing stockholders and may adversely affect the market price for the Common Stock. Although the Board of Directors has no present intention of issuing any additional shares of Common Stock or Preferred Stock except with respect to the Transaction, the proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. However, the Company does not view the Authorized Common Stock Increase as part of an “anti-takeover” strategy. The Authorized Common Stock Increase is not being advanced as a result of any known effort by any party to accumulate shares of Common Stock or to obtain control of the Company.

If the proposals had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the purpose of approving the Authorized Common Stock Increase and the Transaction. The elimination of the need for a meeting of the stockholders to approve the Authorized Common Stock Increase and the Transaction is authorized by Section 228 of the DGCL, which provides that any action which may be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the written consent shall be signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. According to the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Certificate of Incorporation. In order to eliminate the expense, delay and management time involved in the holding of a special meeting, and in order to effectuate the Certificate of Amendment as early as possible in order to accomplish the Company’s objectives, the Board of Directors of the Company resolved to seek the written consent of the Majority Stockholders of the Company.

On February 27, 2007, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment.

The large majority of the cash raised from the Transaction was used to pay debt owed to Laurus and the Sands Funds. On February 1, 2006, the Company and its subsidiaries entered into an Overadvance Side Letter (the “Letter”) with Laurus. Pursuant to the Letter, the Company was to pay Laurus approximately $258,424 per month, starting February 1, 2007, until the aggregate principal amount of $3,101,084 was paid in full (the Company had already made the first two payments). As final payment to satisfy the Letter in full, the Company paid Laurus $2,084,237 and issued a warrant to purchase 1,785,714 shares of Common Stock at an exercise price of $0.01. In addition, the Company satisfied the outstanding amount on that certain Secured Non-Convertible Term Note, issued to Laurus on February 1, 2006, with a cash payment to Laurus of $409,721.64.

On September 22, 2005, the Company issued Amended and Restated Senior Subordinated Convertible Promissory Notes issued to the Sands Funds (the “Sands Notes”). The Company, and each of the Sands Funds, agreed that the Company will pay the Sands Funds $1,050,000 cash, as well as issue shares of Common Stock and warrants to purchase Common Stock, in four separate payments at the end of each quarter of 2007, as final payment to satisfy the Sands Notes in full. As of the date hereof, the Company made its first two cash payments of $500,000 (with corresponding shares of Common Stock and warrants).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

If and when the Board of Directors decides to implement the Authorized Common Stock Increase, the Company will amend Article Fourth Section A of the Company’s Certificate of Incorporation, relating to the Company’s authorized capital, in its entirety to state as follows:

FOURTH:

A. AUTHORIZED

The aggregate number of shares of all classes of capital stock with the Corporation shall have authority to issue shall be two hundred twenty million (220,000,000) shares, consisting of:

(1) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”); and

(2) two hundred million (200,000,000) shares of common stock, par value $0.001 per share (“Common Stock”).

DISSENTER’S RIGHTS

Under the DGCL, the Company’s stockholders are not entitled to dissenter’s rights with respect to the Authorized Common Stock Increase or the Transaction, and the Company will not independently provide stockholders with any such right.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s Common Stock and preferred stock is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation, as amended. The Company is currently authorized to issue up to 100,000,000 shares of Common Stock. As of the Record Date, there were 53,480,153 shares of Common Stock issued and outstanding. The Company is authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001, of which 39,000 are outstanding (19,000 shares of Series A Convertible Preferred Stock and 20,000 shares of Series B Convertible Preferred Stock).

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of Common Stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. The holders of shares of Common Stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully-paid and nonassessable.

Preferred Stock

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Company’s Board of Directors. The Company’s Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Transfer Agent

Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, is the transfer agent for the Company’s shares of Common Stock.

MAILING COSTS

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

2007 ANNUAL MEETING

The Board of Directors has not yet determined the date on which the next annual meeting of stockholders of the Company will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936. Any such communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the recipient of the communication will review such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the reviewer, deals with the functions of the Board of Directors, or that the reviewer otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Board of Directors.

WHERE YOU CAN FIND MORE INFORMATION

The Company is in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such addresses. Also, the SEC maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, public reference facilities and web site of the SEC referred to above.

We will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the Information Statement, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to the Company at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CONVERSION SERVICES INTERNATIONAL, INC.

Pursuant to Delaware General Corporation Law Section 242, Conversion Services International, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

That the board of directors, and stockholders of the Corporation holding a majority in interest of the outstanding shares of common stock of the Corporation, acting by written consent, approved the following amendments to the Corporation’s Certificate of Incorporation:

Article FOURTH Section A of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:

FOURTH:

A. AUTHORIZED

The aggregate number of shares of all classes of capital stock with the Corporation shall have authority to issue shall be two hundred twenty million (220,000,000) shares, consisting of:

(1) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”); and

(2) two hundred million (200,000,000) shares of common stock, par value $0.001 per share (“Common Stock”).

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, has duly executed this Certificate of Amendment as of the ____ day of _____ 2007.

CONVERSION SERVICES INTERNATIONAL, INC.

By:	/Scott Newman/
Scott Newman
President, Chief Executive Officer and Chairman